UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1835 Market Street, Suite 2601

Philadelphia, Pennsylvania, 19103

(Address of Principal Executive Office) (Zip Code)

(267) 270-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2019, Independence Realty Trust, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders.  At the meeting, the stockholders voted on: (1) the election of seven directors, each to serve for a term expiring at the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified and (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  The tables below show the voting results.

Proposal 1: Election of Seven Directors.

Trustee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Scott F. Schaeffer	67,680,814	743,091	576,958	14,953,390
William C. Dunkelberg, Ph.D.	41,910,329	26,606,560	483,974	14,953,390
Richard D. Gebert	68,002,850	513,018	484,995	14,953,390
Melinda H. McClure	45,521,346	22,997,178	482,339	14,953,390
Mack D. Pridgen III	67,964,088	553,583	483,192	14,953,390
Richard H. Ross	67,915,991	599,623	485,249	14,953,390
DeForest B. Soaries, Jr., D.Min.	45,492,520	23,022,669	485,674	14,953,390

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
83,116,276	750,298	87,679	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Independence Realty Trust, Inc.

By:	/s/ James J. Sebra
Name:	James J. Sebra
Title:	Chief Financial Officer and Treasurer

Date:  May 15, 2019